                                                                       Exhibit 4



                    Starwood Hotels & Resorts Worldwide, Inc.


                                       and

                    ChaseMellon Shareholder Services, L.L.C.,

                                 as Rights Agent


                      ------------------------------------



                                Rights Agreement


                           Dated as of March 15, 1999

                                Table of Contents


Section                                                                                                     Page
-------                                                                                                     ----
Section 1.        Certain Definitions....................................................................      1
Section 2.        Appointment of Rights Agent............................................................      5
Section 3.        Issue of Rights Certificates...........................................................      5
Section 4.        Form of Rights Certificates............................................................      7
Section 5.        Countersignature and Registration......................................................      8
Section 6.        Transfer, Split Up, Combination and Exchange
                       of Rights Certificates; Mutilated, Destroyed,
                       Lost or Stolen Rights Certificates................................................      9
Section 7.        Exercise of Rights; Purchase Price;
                       Expiration Date of Rights.........................................................     10
Section 8.        Cancellation and Destruction of Rights
                       Certificates......................................................................     11
Section 9.        Reservation and Availability of Stock..................................................     12
Section 10.       Preferred Stock Record Date............................................................     13
Section 11.       Adjustment of Purchase Price, Number and
                        Kind of Shares or Number of Rights...............................................     14
Section 12.       Certificate of Adjusted Purchase Price or Number of Shares.............................     22
Section 13.       Consolidation, Merger or Sale or Transfer
                        of Assets or Earning Power.......................................................     22
Section 14.       Fractional Rights and Fractional Shares................................................     24
Section 15.       Rights of Action.......................................................................     25
Section 16.       Agreement of Rights Holders............................................................     26
Section 17.       Rights Certificate Holder Not Deemed a Stockholder.....................................     26
Section 18.       Concerning the Rights Agent............................................................     27
Section 19.       Merger or Consolidation or Change of Name
                       of Rights Agent...................................................................     27
Section 20.       Duties of Rights Agent.................................................................     28
Section 21.       Change of Rights Agent.................................................................     31
Section 22.       Issuance of New Rights Certificates....................................................     31
Section 23.       Redemption and Termination.............................................................     32
Section 24.       Exchange...............................................................................     33
Section 25.       Notice of Certain Events...............................................................     34
Section 26.       Notices................................................................................     35
Section 27.       Supplements and Amendments.............................................................     35
Section 28.       Successors.............................................................................     35
Section 29.       Determination and Actions by the Board of Directors, etc...............................     36
Section 30.       Benefits of this Agreement.............................................................     36
Section 31.       Severability...........................................................................     36
Section 32.       Governing Law..........................................................................     36

Section 33.       Counterparts...........................................................................     37
Section 34.       Descriptive Headings...................................................................     37

                                RIGHTS AGREEMENT

                  RIGHTS AGREEMENT dated as of March 15, 1999 (the "Agreement"), between STARWOOD HOTELS & RESORTS WORLDWIDE, INC., a Maryland corporation (the "Corporation"), and CHASEMELLON SHAREHOLDER SERVICES, L.L.C., a New Jersey limited liability company, as Rights Agent (the "Rights Agent").


                              W I T N E S S E T H:


                  WHEREAS (i) on March 15, 1999 (the "Rights Dividend Declaration Date"), the Corporation declared a dividend distribution of one Right (as hereinafter defined) for each share of Common Stock (as hereinafter defined) of the Corporation outstanding at the Close of Business (as hereinafter defined) on April 5, 1999 (the "Record Date"), each Right initially representing the right to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Corporation having the rights, powers and preferences set forth in the form of Articles Supplementary attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth (the "Rights"), and (ii) the Board of Directors of the Corporation has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(p)) for each share of Common Stock of the Corporation issued between the Record Date and the earlier of the Distribution Date and the Expiration Date (as such terms are hereinafter defined) or, in certain circumstances provided in Section 22, after the Distribution Date;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                  Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

                  (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, but shall not include the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or of any Subsidiary of the Corporation, or any Person organized, appointed or established by the Corporation for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of shares of Common Stock by the Corporation which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the shares of Common Stock then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding by reason of share purchases by the Corporation and shall, after such share purchases by the Corporation, become the Beneficial Owner of any additional shares of Common Stock, then such Person shall be deemed to be an "Acquiring Person". Notwithstanding the foregoing, if the Board of Directors of the Corporation determines in good faith that a Person who would otherwise be an "Acquiring Person" (as defined pursuant to the foregoing provisions of this paragraph (a)) has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person" (as defined pursuant to the foregoing provisions of this paragraph (a)), then such Person shall be deemed not to be an "Acquiring Person" for any purposes of this Agreement.

                  (b) "Act" shall mean the Securities Act of 1933, as amended.

                  (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                  (d) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

                                (i) which such Person or any of such Person's
                  Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall be deemed not the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 (the "Original Rights") or pursuant to Section 11(i) in connection with an adjustment made with respect to any Original Rights;

                                (ii) which such Person or any of such Person's
                  Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall be deemed not the "Beneficial Owner" of, or to "beneficially own," any security by reason of this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                                (iii) which are beneficially owned, directly or
                  indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (d)) or disposing of any voting securities of the Corporation;

         provided, however, that nothing in this paragraph (d) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

                  (e) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York or the State of California are authorized or obligated by law or executive order to close.

                  (f) "Class B Shares" shall mean the Class B Shares of beneficial interest, par value $.01 per share, of the Trust or any shares of beneficial interest of the Trust into which such Class B Shares may be changed.

                  (g) "Close of Business" on any given date shall mean 5:00 P.M., New York City time, on such date, provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

                  (h) "Common Stock" shall mean the common stock, par value $.01 per share, of the Corporation, except that "Common Stock" when used with reference to any Person other than the Corporation shall mean the class or series of stock of such Person with the greatest voting power, or, if such Person is not a corporation, the equity securities or other equity interest issued by such Person having power to control or direct the management of such Person.

                  (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement.

                  (j) "Person" shall mean any individual, firm, limited liability company, corporation, partnership or other entity and shall include any successor (by merger or otherwise) of such entity.

                  (k) "Preferred Stock" shall mean shares of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Corporation, and, to the extent that there is not a sufficient number of shares of Series A Junior Participating Preferred Stock authorized to permit the full exercise of the Rights, any other series of preferred stock, par value $.01 per share, of the Corporation designated for such purpose containing terms substantially similar to the terms of the Series A Junior Participating Preferred Stock.

                  (l) "Section 11(a)(ii) Event" shall mean the event described in Section 11(a)(ii).

                  (m) "Section 13 Event" shall have the meaning set forth in
         Section 13(a).

                  (n) "Stock Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a press release or a report filed pursuant to Section 13(d) of the Exchange Act) by the Corporation or an Acquiring Person substantially to the effect that an Acquiring Person has become such.

                  (o) "Subsidiary" shall mean, with reference to any Person, any other Person (other than an individual) of which an amount of voting securities sufficient to elect at least a majority of the board of directors (or comparable body) of such other Person is beneficially owned by such Person, or otherwise controlled by such Person.

                  (p) "Triggering Event" shall mean any Section 11(a)(ii) Event or any Section 13 Event.

                  (q) "Trust" shall mean Starwood Hotels & Resorts, a Maryland real estate investment trust, and any successor.

                  (r) "Units" shall mean units consisting of one Class B Share attached to one share of Common Stock and represented by a single share certificate, as provided in the Amended and Restated Intercompany Agreement dated as of January 6, 1999, between the Corporation and the Trust, as amended from time to time; provided, however, that from and after the date, if any, upon which the Common Stock becomes generally transferable separately from the Class B Shares, "Units" shall mean the Common Stock; and provided, further, that in the event that the Trust shall at any time after the Rights Dividend Declaration Date declare or pay any distribution consisting in whole or in part of Class B Shares, or subdivide, combine or otherwise reclassify such Class B Shares, the number and class of securities comprising a Unit shall be adjusted such that each Unit shall, for purposes of this Agreement, consist of one share of Common Stock and the number of Class B Shares and/or any other shares of beneficial interest in the Trust that a holder of one Class B Share would have held or been entitled to receive after giving effect to such distribution, subdivision, combination or other reclassification.

                  In addition, for purposes of this Agreement, the following terms have the meanings indicated in specified sections of this Agreement: (i) "Adjustment Shares" shall have the meaning set forth in Section 11(a)(ii); (ii) "common stock equivalents" shall have the meaning set forth in Section 11(a)(iii); (iii) "current market price" shall have the meaning set forth in
Section 11(d); (iv) "Current Value" shall have the meaning set forth in Section 11(a)(iii); (v) "Distribution Date" shall have the meaning set forth in Section 3(a); (vi) "equivalent preferred stock" shall have the meaning set forth in
Section 11(b); (vii) "Exchange Ratio" shall have the meaning set forth in
Section 24(a); (viii) "Expiration Date" shall have the meaning set forth in
Section 7(a); (ix) "Final Expiration Date" shall have the meaning set forth in
Section 7(a); (x) "Nasdaq" shall have the meaning set forth in Section 11(d)(i);
(xi) "Principal Party" shall have the meaning set forth in Section 13(b); (xii) "Purchase Price" shall have the meaning set forth in Section 4(a); (xiii) "Record Date" shall have the meaning set forth in the recitals hereof; (xiv) "Redemption Price" shall have the meaning set forth in Section 23(a); (xv) "Rights" shall have the meaning set forth in the recitals hereof; (xvi) "Rights Certificates" shall have the meaning set forth in Section 3(a); (xvii) "Rights Dividend Declaration Date" shall have the meaning set forth in the recitals hereof; (xviii) "Section 11(a)(ii) Trigger Date" shall have the meaning set forth in Section 11(a)(iii); (xix) "Spread" shall have the meaning set forth in
Section 11(a)(iii); (xx) "Substitution Period" shall have the meaning set forth in Section 11(a)(iii); (xxi) "Summary of Rights" shall have the meaning set forth in Section 3(b); and (xxii) "Trading Day" shall have the meaning set forth in Section 11(d)(i).

                  Section 2. Appointment of Rights Agent. The Corporation hereby appoints the Rights Agent to act as agent for the Corporation in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-Rights Agent.

                  Section 3.  Issue of Rights Certificates.

                  (a) Until the earlier of (i) the Close of Business on the tenth day after the Stock Acquisition Date (or, if the tenth day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date) or (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by action of the Board of Directors of the Corporation prior to such time as any Person becomes an Acquiring Person) after the date that a tender or exchange offer by any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or of any Subsidiary of the Corporation, or any Person organized, appointed or established by the Corporation for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act (or any successor rule), if upon consummation thereof, such Person would be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, (the earlier of (i) and (ii) being herein referred to as the "Distribution Date"), (x) the Rights will be represented (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Corporation). As soon as practicable after the Distribution Date and once the Rights Agent has been provided with all necessary information, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Corporation, one or more Rights certificates, in substantially the form of Exhibit B hereto (the "Rights Certificates"), representing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(p), at the time of distribution of the Rights Certificates, the Corporation shall make the necessary and appropriate adjustments (in accordance with Section 14(a)) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be represented solely by such Rights Certificates.

                  (b) As promptly as practicable following the Record Date, the Corporation will send a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Corporation. With respect to certificates for the Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be represented by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto. Until the earlier of the Distribution Date or the Expiration Date, the surrender for transfer of any certificate representing shares of Common Stock in respect of which Rights have been issued, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with such shares of Common Stock.

                  (c) Rights shall be issued in respect of all shares of Common Stock which are issued (whether originally issued or from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date or, in certain circumstances provided in Section 22, after the Distribution Date. Certificates representing such shares of Common Stock shall also be deemed to be certificates for Rights, and shall bear a legend substantially in the following form:

                  This certificate also represents and entitles the holder hereof to certain rights as set forth in the Rights Agreement dated as of March 15, 1999 (the "Rights Agreement") between Starwood Hotels & Resorts Worldwide, Inc. (the

         "Corporation") and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be represented by separate certificates and will no longer be represented by this certificate. The Corporation will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void and will no longer be transferable.

With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be represented by such certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the surrender for transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. In the event the Corporation purchases or acquires any shares of its Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such shares shall be deemed cancelled and retired so that the Corporation shall not be entitled to exercise any Rights associated with shares of Common Stock that are not outstanding. Notwithstanding this Section 3(c), the omission of a legend shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

                  Section 4.  Form of Rights Certificates.

                  (a) The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate (but which do not affect the duties or responsibilities of the Rights Agent hereunder) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22, the Rights Certificates, whenever distributed, shall be dated as of the Record Date or, in the case of Rights with respect to shares of Common Stock issued or becoming outstanding after the Record Date, the same date as the stock certificate representing such shares, and on their face shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Preferred Stock as shall be set forth therein at the price set forth therein (such exercise price per one one-thousandth of a share, the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the

Purchase Price thereof shall be subject to adjustment from time to time as provided in Sections 11 and 13(a).

                  (b) Any Rights Certificate issued pursuant to Section 3(a) or
Section 22 that represents Rights beneficially owned by any Person known to be:
(i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person,
(ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any Associate or Affiliate thereof) to holders of equity interests in such Acquiring Person (or any Associate or Affiliate thereof) or to any Person with whom such Acquiring Person (or any Associate or Affiliate thereof) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Corporation has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of Section 7(e), and any Rights Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

         The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement.

                  Section 5.  Countersignature and Registration.

                  (a) The Rights Certificates shall be executed on behalf of the Corporation by its Chairman of the Board, its Chief Executive Officer, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Corporation, either manually or by facsimile signature. The Rights Certificates shall be countersigned manually or by facsimile signature by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Corporation who shall have signed any of the Rights Certificates shall cease to be such officer of the Corporation before countersignature by the Rights Agent and issuance and delivery by the Corporation, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Corporation with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Corporation; and any Rights Certificates may be signed on behalf of the Corporation by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Corporation to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

                  (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept (to the extent all necessary information has been received by the Rights Agent), at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights represented on its face by each of the Rights Certificates and the certificate number and the date of each of the Rights Certificates.

                  Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.
(a) Subject to the provisions of Section 4(b), Section 7(e) and Section 14, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates (other than Rights Certificates representing Rights that have become null and void pursuant to Section 7(e) or that have been exchanged pursuant to Section 24) may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock (or, following a Triggering Event, Units, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Corporation shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Corporation or the Rights Agent shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 14 and Section 24, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Corporation may require payment of a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates. Neither the Rights Agent nor the Corporation shall have any duty or obligation under this Section 6 unless and until they are satisfied that all such taxes and/or changes have been paid.

                  (b) Upon receipt by the Corporation and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and reimbursement to the Corporation and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificates if mutilated, the Corporation will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

                  Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights. (a) Subject to Section 7(e), the registered holder of any Rights Certificate may exercise the Rights represented thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-thousandths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earliest of (i) the Close of Business on April 5, 2009 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 or (iii) the time at which such Rights are exchanged pursuant to Section 24 (the earliest of (i), (ii) and (iii) being herein referred to as the "Expiration Date").

                  (b) The Purchase Price for each one one-thousandth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $125, and shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) and shall be payable in accordance with paragraph (c) below.

                  (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate on the reverse side thereof duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per one one-thousandth of a share of Preferred Stock (or other shares, securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable tax or charge required to be paid by the holder of the Rights Certificate in accordance with Section 9(e), the Rights Agent shall, subject to
Section 20(k), thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of one one-thousandths of a share of Preferred Stock to be purchased and the Corporation hereby irrevocably authorizes its transfer agent to comply with all such requests or (B) if the Corporation shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Corporation will direct the depositary agent to comply with such request, (ii) requisition from the Corporation the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii)) shall be made in cash or by certified bank check or bank draft payable to the order of the Corporation. In the event that the Corporation is obligated to issue other securities (including Units) of the Corporation or the

Trust, pay cash and/or distribute other property pursuant to Section 11(a), the Corporation will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when necessary to comply with the terms of this Agreement. The Corporation reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

                  (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights represented thereby, a new Rights Certificate representing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14.

                  (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either
(A) a transfer (whether or not for consideration) from the Acquiring Person (or any Affiliate or Associate thereof) to holders of equity interests in such Acquiring Person (or any Affiliate or Associate thereof) or to any Person with whom the Acquiring Person (or any Affiliate or Associate thereof) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Corporation has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Corporation shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) are complied with, but neither the Corporation nor the Rights Agent shall have any liability to any holder of Rights Certificates or other Person as a result of the Company's failure to make any determinations with respect to an Acquiring Person or any of its Affiliates, Associates or transferees hereunder.

                  (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Corporation shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Corporation or the Rights Agent shall reasonably request.

                  Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Corporation or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof, except as expressly permitted by any of the provisions of this Agreement. The Corporation shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificates purchased or acquired by the Corporation otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Corporation, or shall, at the written request of the Corporation, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Corporation.

                  Section 9.  Reservation and Availability of Stock.

                  (a) The Corporation covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities), the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) and shall cause the Trust to reserve and keep available out of its authorized and unissued shares of beneficial interest, following the occurrence of a Triggering Event, the number of Class B Shares (or other securities) that, as provided in this Agreement, including Section 11(a)(iii), will be sufficient to permit the exercise in full of all outstanding Rights in accordance with the terms of this Agreement.

                  (b) So long as the shares of Preferred Stock (and, following the occurrence of a Triggering Event, Units and/or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange or The Nasdaq National Market (or any successor), the Corporation shall use its best efforts to cause (and to cause the Trust to cause), from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange or The Nasdaq National Market (or any successor), upon official notice of issuance upon such exercise.

                  (c) The Corporation shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a
Section 11(a)(ii) Event on which the consideration to be delivered by the Corporation upon exercise of the Rights has been determined in accordance with
Section 11(a)(iii), a registration statement under the Act with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the date of the expiration of the Rights. The Corporation will also take such action as may be appropriate under, or to ensure compliance with, the securities or "Blue Sky" laws of the various states in connection with the exercisability of the Rights. The Corporation may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Corporation shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect (with prompt notice of any such announcements to the Rights Agent). In addition, if following the Distribution Date the Corporation shall determine that a registration statement is required in connection with the exercise of the Rights, and a Section 11(a)(ii) Event has not occurred, the Corporation may temporarily suspend the exercisability of Rights until such time as the applicable registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification or exemption in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or an applicable registration statement shall not have been declared effective, unless in any such case the Corporation makes a public announcement to the contrary.

                  (d) The Corporation covenants and agrees that it will take all such actions as may be necessary to ensure that all one one-thousandths of a share of Preferred Stock (and, following the occurrence of a Triggering Event, Units and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

                  (e) The Corporation further covenants and agrees that it will pay, when due and payable, any and all taxes and charges that may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of one one-thousandths of a share of Preferred Stock (or Units and/or other securities, as the case may be) upon the exercise of Rights. The Corporation shall not, however, be required to pay any tax or charge that may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of one one-thousandths of a share of Preferred Stock (or Units and/or other securities, as the case may be) in respect of a name other than that of, the registered holder of the Rights Certificates representing Rights surrendered for exercise or to issue or deliver any certificates for a number of one one-thousandths of a share of Preferred Stock (or Units and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax or charge is due.

                  Section 10. Preferred Stock Record Date. Each Person in whose name any certificate for a number of one one-thousandths of a share of Preferred Stock (or Units and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Preferred Stock (or Units and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate representing such Rights was duly surrendered and payment of the Purchase Price (and all applicable taxes or charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Units and/or other securities, as the case may be) transfer books of the Corporation (and the Trust or other Person, as the case may be) are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Units and/or other securities, as the case may be) transfer books of the Corporation (and the Trust or other Person, as the case may be) are open. Prior to the exercise of the Rights represented thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Corporation with respect to shares or other securities for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Corporation, except as provided herein.

                  Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                  (a)(i) In the event the Corporation shall at any time after the date of this Agreement (A) declare and pay a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares or (D) issue any shares of its stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving Corporation), except as otherwise provided in this Section 11(a) and Section 7(e), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or other stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or other stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Corporation were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                  (ii) Subject to Section 24, in the event any Person becomes an Acquiring Person, then each holder of a Right (except as provided below and in Section 7(e)) shall thereafter have the right to receive, upon exercise thereof at a price equal to the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-thousandths of a share of Preferred Stock, such number of Units as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event and (y) dividing that product (which, following such first occurrence shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement, except as otherwise contemplated by Section 13(a)) by 50% of the current market price (determined pursuant to Section 11(d)) per Unit on the date of such first occurrence (such number of Units, the "Adjustment Shares").

                  (iii) In the event that the number of shares of Common Stock that are authorized by the Company's charter, but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights, or the number of Class B Shares that are authorized by the Trust's declaration of trust, as amended, but not outstanding or reserved for issuance for purposes other than upon the exercise of the Rights, is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Corporation shall: (A) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") and
         (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Units or other equity securities of the Corporation and/or the Trust (including, without limitation, shares, or units of shares, of preferred stock, such as the Preferred Stock, which the Board of Directors of the Corporation has deemed to have substantially the same value or economic rights as Units (such shares or units of preferred stock, "common stock equivalents")), (4) debt securities of the Corporation, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price), where such aggregate value has been determined by the Board of Directors of the Corporation based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Corporation; provided, however, that if the Corporation shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Corporation shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Units (to the extent available) and then, if necessary, cash, which Units and/or cash have an aggregate value equal to the Spread. For purposes of the preceding sentence, the term "Spread" shall mean the excess of (i) the Current Value over (ii) the Purchase Price. If the Board of Directors of the Corporation shall determine in good faith that it is likely that sufficient additional Units could be authorized for issuance upon exercise in full of the Rights, the 30-day period set forth above may be extended to the extent necessary, but not more than 90 days after the Section 11(a)(ii) Trigger Date, in order that the Corporation (and the Trust, as the case may be) may seek stockholder (and shareholder, as the case may be) approval for the authorization of such additional Units (such 30-day period, as it may be extended, the "Substitution Period"). To the extent that action is to be taken pursuant to the first and/or third sentences of this Section 11(a)(iii), the Corporation (x) shall provide, subject to Section 7(e), that such action shall apply uniformly to all outstanding Rights and
         (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek such stockholder approval (and to cause the Trust to seek shareholder approval) for such authorization of additional Units and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Corporation shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect (with prompt notice of any such announcements to the Rights Agent). For purposes of this Section 11(a)(iii), the value of each Adjustment Share shall be the current market price (as determined pursuant to Section 11(d)) per Unit on the Section 11(a)(ii) Trigger Date and the value of any "common stock equivalent" shall be deemed to equal the current market price (as determined pursuant to Section 11(d)) per Unit on such date.

                  (b) In case the Corporation shall fix a record date for the issuance of rights (other than the Rights), options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock ("equivalent preferred stock")) or securities convertible into Preferred Stock or equivalent preferred stock at a price per share of Preferred Stock or per share of equivalent preferred stock (or having a conversion price per share, if a security convertible into Preferred Stock or equivalent preferred stock) less than the current market price (as determined pursuant to
Section 11(d)) per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or equivalent preferred stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock owned by or held for the account of the Corporation shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                  (c) In case the Corporation shall fix a record date for a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing Corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Corporation), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 11(d)) per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock and the denominator of which shall be such current market price (as determined pursuant to Section 11(d)) per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price that would have been in effect if such record date had not been fixed.

                  (d) (i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii), the "current market price" per Unit or share of Common Stock on any date shall be deemed to be the average of the daily closing prices per Unit or share of Common Stock, respectively, for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to but not including such date, and for purposes of computations made pursuant to
         Section 11(a)(iii), the "current market price" per Unit or share of Common Stock on any date shall be deemed to be the average of the daily closing prices per Unit or share of Common Stock, respectively, for the ten consecutive Trading Days immediately following but not including such date; provided, however, that in the event that the current market price per Unit or share of Common Stock is determined during a period following the announcement by the Corporation or the Trust or other issuer of such Common Stock of (A) in the case of the Units, a dividend or distribution on the Common Stock or the Class B Shares comprising such Units payable in shares of Common Stock or in Class B Shares, respectively, or securities convertible into or exercisable for shares of such Common Stock or Class B Shares (other than the Rights), respectively, or in the case of the Common Stock of any other issuer, a dividend or distribution on such Common Stock payable in shares of Common Stock or securities convertible into or exercisable for shares of such Common Stock, or (B) in the case of the Units, any subdivision, combination or reclassification of the Common Stock or Class B Shares comprising such Units, or in the case of the Common Stock of any other issuer, any subdivision, combination or reclassification of such Common Stock, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification shall not have occurred prior to the commencement of the requisite 30 Trading Day or ten Trading Day period, as set forth above, then, and in each such case, the "current market price" shall be properly adjusted to take into account any trading during the period prior to such ex-dividend date or record date. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Units or shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Units or shares of Common Stock are listed or admitted to trading or, if the Units or shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") or such other system then in use, or, if on any such date the Units or shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Units or Common Stock selected by the Board of Directors of the Corporation. If on any such date no market maker is making a market in the Units or Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Corporation shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Units or shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the Units or shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Units or shares of Common Stock are not publicly held or not so listed or traded, "current market price" per Unit or share of Common Stock shall mean the fair value per Unit or share of Common Stock, respectively, as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                  (ii) For the purpose of any computation hereunder, the "current market price" per share of Preferred Stock shall be determined in the same manner as set forth above for the Units in clause (i) of this Section 11(d) (other than the last sentence thereof). If the current market price per share of Preferred Stock cannot be determined in the manner provided above, or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this
         Section 11(d), the "current market price" per share of Preferred Stock shall be conclusively deemed to be an amount equal to 1000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the securities comprising the Units occurring after the date of this Agreement) multiplied by the current market price per Unit. If neither the Units nor the Preferred Stock are publicly held or so listed or traded, "current market price" per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. For all purposes of this Agreement, the "current market price" of one one-thousandth of a share of Preferred Stock shall be equal to the "current market price" of one share of Preferred Stock divided by 1000.

                  (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a Unit or other share or one one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the provisos to the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction that mandates such adjustment and (ii) the Expiration Date.

                  (f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b),
(c), (e), (g), (h), (i), (j), (k), (l) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Stock shall apply on like terms to any such other shares.

                  (g) All Rights originally issued by the Corporation subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                  (h) Unless the Corporation shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one-thousandths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of one one-thousandths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                  (i) The Corporation may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made (with prompt notice thereof to the Rights Agent). This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates representing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Rights Certificates representing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Corporation, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

                  (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-thousandth of a share and the number of one one-thousandths of a share that were expressed in the initial Rights Certificates issued hereunder.

                  (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then stated value, if any, of the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of the Rights, the Corporation shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Preferred Stock at such adjusted Purchase Price.

                  (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Corporation may elect to defer adjustment (and shall provide the Rights Agent prompt notice of such election) until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-thousandths of a share of Preferred Stock and other stock or securities, if any, issuable upon such exercise over and above the number of one one-thousandths of a share of Preferred Stock and other stock or securities, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument representing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

                  (m) Anything in this Section 11 to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this
Section 11, as and to the extent that the Board of Directors of the Corporation, in its good faith judgment, shall determine to be advisable in order that any
(i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the current market price,
(iii) issuance wholly for cash of shares of Preferred Stock or securities that by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11 hereafter made by the Corporation to holders of its Preferred Stock, shall not be taxable to such stockholders.

                  (n) The Corporation covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Corporation in a transaction that complies with Section 11(o)), (ii) merge with or into any other Person (other than a Subsidiary of the Corporation in a transaction that complies with Section 11(o)) or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Corporation and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)), if (x) at the time of or immediately after such consolidation, merger, sale or transfer there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger, sale or transfer, the stockholders of the Person that constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates.

                  (o) The Corporation covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 27, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action would diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

                  (p) In the event that the Corporation shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare and pay a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

                  Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or Section 13, the Corporation shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts and computations accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Units, a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 26. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall have no duty with respect to and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.

                  Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

                  (a) In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Corporation shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Corporation in a transaction that complies with Section 11(o)), and the Corporation shall not be the continuing or surviving Corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Corporation in a transaction that complies with Section 11(o)) shall consolidate with, or merge with or into, the Corporation, and the Corporation shall be the continuing or surviving Corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Corporation shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Corporation or any Subsidiary of the Corporation in one or more transactions each of which complies with Section 11(o)) (any event described in clauses (x), (y) or (z) of this Section 13(a) following the Stock Acquisition Date, a "Section 13 Event"), then, and in each such case, proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e), shall thereafter have the right to receive upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-thousandths of a share of Preferred Stock, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (l) multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a
Section 13 Event, multiplying the number of such one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by
(2) 50% of the current market price (determined pursuant to Section 11(d)(i)) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Corporation pursuant to this Agreement;
(iii) the term "Corporation" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 shall apply only to such Principal Party following the first occurrence of a
Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the authorization and reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) shall be of no effect following the first occurrence of any Section 13 Event.

                  (b) "Principal Party" shall mean:

                  (i) in the case of any transaction described in clause (x) or
         (y) of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Corporation are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

                  (ii) in the case of any transaction described in clause (z) of
         Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; and
(2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

                  (c) The Corporation shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Corporation and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and
(b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer of assets mentioned in paragraph (a) of this Section 13, the Principal Party will:

                  (i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date; and

                  (ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

                  (d) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a
Section 11(a)(ii) Event, the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

                  Section 14.  Fractional Rights and Fractional Shares.

                  (a) The Corporation shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p), or to distribute Rights Certificates which represent fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported to the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Corporation. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Corporation shall be used.

                  (b) The Corporation shall not be required to issue fractions of shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates that represent fractional shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock). Fractions of shares of Preferred Stock in integral multiples of one one-thousandth of a share may, at the election of the Corporation, be represented by depositary receipts pursuant to an appropriate agreement between the Corporation and a depositary selected by it; provided, however, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the shares represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock otherwise issuable hereunder, the Corporation shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-thousandth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-thousandth of a share of Preferred Stock shall be one one-thousandth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii)) for the Trading Day immediately prior to the date of such exercise.

                  (c) Following the occurrence of a Triggering Event, the Corporation shall not be required to issue fractions of Units upon exercise of the Rights or to distribute certificates that represent fractional Units. In lieu of fractional Units otherwise issuable hereunder, the Corporation shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Unit. For purposes of this Section 14(c), the current market value of one Unit shall be the closing price of one Unit (as determined pursuant to Section 11(d)(i)) for the Trading Day immediately prior to the date of such exercise.

                  (d) The holder of a Right by the acceptance of the Rights expressly waives such holder's right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

                  Section 15. Rights of Action. All rights of action in respect of this Agreement, other than rights of action vested in the Rights Agent pursuant to the terms of this Agreement, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, such holder's right to exercise the Rights represented by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

                  Section 16. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Corporation and the Rights Agent and with every holder of a Right that:

                  (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

                  (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

                  (c) subject to Section 6(a) and Section 7(f), the Corporation and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights represented thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificates made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be required to be affected by any notice to the contrary; and

                  (d) notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Corporation must use reasonable efforts to have any such order, decree, judgment or ruling lifted or otherwise overturned as soon as possible.

                  Section 17. Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose to be the holder of the number of one one-thousandths of a share of Preferred Stock or any other securities of the Corporation which may at any time be issuable upon the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section
25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights represented by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

                  Section 18.  Concerning the Rights Agent.

                  (a) The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the preparation, delivery, amendment and execution of this Agreement and the exercise and performance of its duties hereunder. The Corporation also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including without limitation the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly. The indemnity provided herein shall survive the termination of this Agreement and the termination and expiration of the Rights. The costs and expenses incurred by the Rights Agent in enforcing this indemnification shall be paid by the Corporation. Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage.

                  (b) The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Corporation and/or of the Trust, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20.

                  Section 19. Merger or Consolidation or Change of Name of Rights Agent.

                  (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor

Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at the time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

                  (b) In case at any time the name of the Rights Agent shall be changed, and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case, at that time, any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

                  Section 20. Duties of Rights Agent. The Rights Agent undertakes only the duties and obligations expressly imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

                  (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Corporation), and the written advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith and in accordance with such written advice or opinion.

                  (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of "current market price") be proved or established by the Corporation prior to taking, omitting or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation and delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith under the provisions of this Agreement in reliance upon such certificate.

                  (c) The Rights Agent shall be liable hereunder to the Corporation and any other Person only for its own gross negligence, bad faith or willful misconduct.

                  (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Corporation only.

                  (e) The Rights Agent shall not be under any liability or responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 7(e) hereof) or any adjustment required under the provisions of Section 3, Section 11, Section 13, Section 23 or Section 24 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights represented by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Units or shares of Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Units or shares of Preferred Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

                  (f) The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                  (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Corporation, and to apply to such officers for advice or instructions in connection with its duties, and it shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith in accordance with instructions of any such officer, or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Corporation may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective. The Rights Agent shall not be liable for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five Business Days after the date the Corporation actually receives such application sent pursuant to Section 26, unless the Corporation shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted.

                  (h) The Rights Agent and any stockholder, director, Affiliate, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other Person.

                  (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof.

                  (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                  (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has not been completed to certify by the person executing such certificate that (i) the Rights Certificate is not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person and (ii) after due inquiry and to the best knowledge of the person signing such certificate, it did not acquire the Rights represented by the Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Corporation.

                  Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Corporation, and to each transfer agent of the Units and Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Corporation may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Units and Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Corporation shall appoint a successor to the Rights Agent. If the Corporation shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit such holder's Rights Certificate for inspection by the Corporation), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be (i) a Person organized and doing business under the laws of the United States or of the State of Maryland or the State of New York (or of any other state of the United States or of the District of Columbia so long as such Person is authorized to do business in the State of Maryland or the State of New
York), in good standing, having an office or agency in the State of Maryland or the State of New York, which is authorized under such laws to exercise stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of such Person. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further reasonable assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Units and the Preferred Stock, and send by first-class mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21 or any defect therein shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                  Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates representing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Units following the Distribution Date and prior to the redemption or expiration of the Rights, the Corporation (a) shall, with respect to Units so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded prior to the Distribution Date, or upon the exercise, conversion or exchange of securities hereinafter issued by the Corporation, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Corporation, issue Rights Certificates representing an appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Corporation shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Corporation or the Person to whom such Rights Certificate would be issued and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

                  Section 23.  Redemption and Termination.

                  (a) The Board of Directors of the Corporation may, at its option, at any time prior to the earlier of (i) the Close of Business on the tenth day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the tenth day following the Record Date) or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted by the Board of Directors of the Corporation to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Corporation's right of redemption hereunder has expired. The Corporation may, at its option, pay the Redemption Price in cash, Units (based on the "current market price", as defined in Section 11(d)(i), of the Units at the time of redemption) or any other form of consideration deemed appropriate by its Board of Directors. The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions such Board of Directors in its sole discretion may establish.

                  (b) Immediately upon the action of the Board of Directors of the Corporation ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors of the Corporation ordering the redemption of the Rights, the Corporation shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Units; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such redemption. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be effected.

                  Section 24.  Exchange.

                  (a) The Board of Directors of the Corporation may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e)) for Units at an exchange ratio of one Unit per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors of the Corporation shall not be empowered to effect such exchange at any time after any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or of any Subsidiary of the Corporation, or any Person organized, appointed or established by the Corporation for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock then outstanding.

                  (b) Immediately upon the action of the Board of Directors of the Corporation ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of any such Rights shall be to receive that number of Units equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Corporation shall promptly give public notice (with prompt notice thereof to the Rights Agent) of any exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Corporation promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Units for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange will be effected pro rata based on the number of Rights (other than Rights that have become null and void pursuant to the provisions of Section 7(e)) held by each holder of Rights.

                  (c) In any exchange pursuant to this Section 24, the Corporation, at its option, may substitute shares of Preferred Stock (or equivalent preferred stock, as such term is defined in paragraph (b) of Section
11) for Units exchangeable for Rights, at the initial rate of one one-thousandth of a share of Preferred Stock (or equivalent preferred stock) for each Unit, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Stock pursuant to the terms thereof, so that the fraction of a share of Preferred Stock delivered in lieu of each Unit shall have the same voting rights as one share of Common Stock.

                  (d) In the event that there shall not be sufficient shares of Common Stock or Class B Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Corporation shall take all such actions as may be necessary to authorize additional shares of Common Stock, and to cause the Trust to authorize additional Class B Shares, for issuance upon exchange of the Rights.

                  (e) The Corporation shall not be required to issue fractions of Units or to distribute certificates that represent fractional Units. In lieu of such fractional Units, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Units would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Unit. For the purposes of this subsection (e), the current market value of a whole Unit shall be the closing price of a Unit (as determined pursuant to the second sentence of Section 11(d)(i)) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

                  Section 25.  Notice of Certain Events.

                  (a) In case the Corporation shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Corporation), (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Corporation in a transaction that complies with Section 11(o)), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Corporation and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)) or (v) to effect the liquidation, dissolution or winding up of the Corporation, then, in each such case, the Corporation shall give to the Rights Agent and to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever shall be the earlier.

                  (b) In case a Section 11(a)(ii) Event shall occur, then, in any such case, (i) the Corporation shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii), and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Units and/or, if appropriate, other securities.

                  Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Corporation shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                  Starwood Hotels & Resorts Worldwide, Inc.
                  777 Westchester Ave.
                  White Plains, New York 10604
                  Attention: General Counsel

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Corporation or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Corporation) as follows:

                  ChaseMellon Shareholder Services, L.L.C.
                  400 South Hope Street
                  4th Floor
                  Los Angeles, California  90071
                  Attention:  Joseph Cannata

Notices or demands authorized by this Agreement to be given or made by the Corporation or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Corporation.

                  Section 27. Supplements and Amendments. The Corporation may from time to time supplement or amend this Agreement without the approval of any holders of Rights Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to the Rights that the Corporation may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Corporation and the Rights Agent; provided, however, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner that would adversely affect the interests of the holders of Rights, and further provided that the Rights Agent is not obligated to enter into any such supplement or amendment that would change or increase the duties, liabilities or obligations of the Rights Agent hereunder. Prior to the Distribution Date, the interest of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

                  Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  Section 29. Determination and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(l)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Corporation shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Corporation or to the Corporation, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, but not limited to, a determination to redeem or not redeem the Rights or to amend this Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board of Directors of the Corporation in good faith shall (x) be final, conclusive and binding on the Corporation, the Rights Agent, the holders of the Rights and all other Persons, and (y) not subject the Board of Directors of the Corporation to any liability to the holders of the Rights or any other Person. The Rights Agent is entitled to always assume that the Board of Directors of the Corporation acted in good faith and shall be fully protected and incur no liability in reliance thereon.

                  Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

                  Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Corporation determines in its good faith judgment that severing the invalid language from this Agreement would materially adversely affect the purpose or effect of this Agreement, the right of redemption set forth in
Section 23 shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Board of Directors of the Corporation.

                  Section 32. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Maryland and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State; provided, however, that the rights, privileges, protections and immunities of the Rights Agent pursuant to Section 18, Section 19, Section 20 and Section 21 shall be governed by and construed in accordance with the laws of the State of New York.

                  Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. Section references herein are to the several Sections of this Agreement unless otherwise specified.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:                              STARWOOD HOTELS & RESORTS
                                          WORLDWIDE, INC.

By: /s/ Thomas C. Janson             By: /s/ Richard D. Nanula
    -------------------------------      -------------------------------
    Name:  Thomas C. Janson              Name:  Richard D. Nanula
    Title: Executive Vice President      Title: President and Chief Operating
                and General Counsel                  Officer


Attest:                              CHASEMELLON SHAREHOLDER
                                          SERVICES, L.L.C.

By: /s/ Ronald Lug                   By: /s/ Joseph Cannata
    -------------------------------      -------------------------------
        Name:  Ronald Lug                Name:  Joseph Cannata
        Title: Vice President            Title: Assistant Vice President

                                                                       Exhibit A



                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

                             ARTICLES SUPPLEMENTARY

                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK


                  Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: Under a power contained in Article FIFTH of the charter of the Corporation (the "Charter") in accordance with Section 2-208 of the Maryland General Corporation Law (the "MGCL"), the Board of Directors of the Corporation (the "Board of Directors"), by resolution duly adopted at a meeting duly called and held, classified and designated 1,000,000 shares (the "Shares") of Preferred Stock of the Corporation, par value $.01 per share, as shares of Series A Junior Participating Preferred Stock of the Corporation, par value $.01 per share (the "Series A Preferred Stock"), with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as follows, which upon any restatement of the Charter shall be made part of Article FIFTH of the Charter, with any necessary or appropriate changes to the enumeration or lettering of the provisions thereof (all capitalized terms used herein that are defined in the Charter shall be deemed to have the meanings provided therein):

                  Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 1,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors and filing of articles supplementary in accordance with the MGCL stating that such increase or decrease has been so authorized; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares of Series A Preferred Stock then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon conversion of any outstanding securities issued by the Corporation convertible into shares of Series A Preferred Stock.

                  Section 2.  Dividends and Distributions.

                  (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first business day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $.01 or (b) subject to the provisions for adjustment hereinafter set forth, (i) 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of common stock, par value $.01 per share, of the Corporation (the "Common Stock") or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock, plus (ii) 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Class B Shares of beneficial interest, par value $.01 per share, of Starwood Hotels & Resorts, a Maryland real estate investment trust, or any successor (the "Trust"), or any shares of beneficial interest in the Trust into which such Class B Shares may be changed (such Class B Shares and any such shares into which such Class B Shares are changed being herein referred to as the "Class B Shares") or a subdivision of the outstanding Class B Shares (by reclassification or otherwise), declared on the Class B Shares since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after March 15, 1999 (the "Rights Declaration Date") (x) declare any dividend on Common Stock payable in shares of Common Stock, (y) subdivide the outstanding Common Stock or (z) combine the outstanding Common Stock into a smaller number of shares, then in each case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b)(i) of the next preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Trust shall at any time after the Rights Declaration Date (X) declare any dividend on the Class B Shares payable in Class B Shares, (Y) subdivide the outstanding Class B Shares or (Z) combine the outstanding Class B Shares into a smaller number of shares, then in each case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b)(ii) of the second preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Class B Shares outstanding immediately after such event and the denominator of which is the number of Class B Shares that were outstanding immediately prior to such event.

                  (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock) or the Trust declares a dividend or distribution on the Class B Shares (other than a dividend payable in Class B Shares); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock or the Class B Shares during the period between any

Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior to and superior to the shares of Series A Preferred Stock with respect to dividends, a dividend of $.01 per share on the Series A Preferred Stock shall nevertheless by payable on such subsequent Quarterly Dividend Payment Date.

                  (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

                  Section 3.  Voting Rights.

                  The holders of shares of Series A Preferred Stock shall have the following voting rights:

                  (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare and pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided herein, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote collectively as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (C) (i) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Preferred Stock) with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two Directors.

                  (ii) During any default period, such voting right of the holders of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of 10% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting rights. At any meeting at which the holders of Preferred Stock shall exercise such voting rights initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Preferred Stock.

                  (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, the Chief Executive Officer, the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him or her at his or her last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 50 days after such order or request, or in default of the calling of such meeting within 50 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding.

         Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 50 days immediately preceding the date fixed for the next annual meeting of the stockholders.

                  (iv) In any default period, the holders of Common Stock, and, if applicable, other classes of stock of the Corporation, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right, voting as a class, to elect two Directors, after the exercise of which right
         (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period and (y) any vacancy in the Board of Directors may (except as provided in paragraph
         (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock that elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors appointed by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                  (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate and (z) the number of Directors shall be such number as may be provided for in the Charter or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Charter or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

                  (D) Except as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action (including any merger or any issuance of Preferred Stock senior in right of payment or otherwise to the Series A Preferred Stock).

                  Section 4.  Certain Restrictions.

                  (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                  (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                  (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                  Section 5.  Reacquired Shares.

                  Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                  Section 6.  Liquidation, Dissolution or Winding Up.

                  (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation (a "Liquidation Event"), no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the sum (the "Series A Liquidation Preference") of (a) $1000 per share, plus (b) an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus (c) an amount equal to the fair market value (as determined in good faith by the Board of Directors) as of such date of all securities (or fractions thereof) then attached to a share of Common Stock for purposes of the Amended and Restated Intercompany Agreement dated as of January 6, 1999, between the Corporation and the Trust, as amended from time to time. Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the sum of (X) $1000 per share plus (Y) an amount equal to accrued and unpaid dividends and distributions on the Series A Preferred Stock, whether or not declared, to the date of payment of the Series A Liquidation Preference by (ii) 1000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, and the payment of liquidation preferences of all other shares of stock which rank prior to or on a parity with Series A Preferred Stock, holders of Series A Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively. In determining whether a distribution (other than upon the occurrence of a Liquidation Event), by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise, is permitted under Maryland law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of the Series A Preferred Stock whose preferential rights upon dissolution are senior to those receiving the distribution shall not be added to the Corporation's total liabilities.

                  (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

                  (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare and pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 7.  Consolidation, Merger, etc.

                  In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that would be held or receivable upon the consummation of such consolidation, merger, combination or other transaction by a holder of a Unit. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare and pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 8.  No Redemption.

                  The shares of Series A Preferred Stock shall not be redeemable.

                  Section 9.  Ranking.

                  The Series A Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, whether or not upon the dissolution, liquidation or winding up of the Corporation, unless the terms of any such series shall provide otherwise.

                  Section 10.  Amendment.

                  The Charter shall not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock, as set forth herein, so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting separately as a class.

                  Section 11.  Fractional Shares.

                  Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

                  SECOND: The Shares have been classified and designated by the Board of Directors under the authority contained in the Charter.

                  THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

                  FOURTH: The undersigned                   of the Corporation
acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.


                  IN WITNESS WHEREOF, Starwood Hotels & Resorts Worldwide, Inc. has caused its corporate seal to be hereunto affixed and these Articles
Supplementary to be signed by its [               ], and the same to be attested
to by its [              ], this [    ]th day of [              ], 1999.



                                               STARWOOD HOTELS & RESORTS
                                               WORLDWIDE, INC.



                                               By:
                                                  ------------------------------
                                                    Name:
                                                    Title:


(Corporate Seal)

Attest:


------------------------------

                                                                       Exhibit B



                          [Form of Rights Certificate]


Certificate No. R-                                             __________ Rights


NOT EXERCISABLE AFTER APRIL 5, 2009 OR EARLIER IF REDEEMED OR EXCHANGED BY THE CORPORATION. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION, AT $.01 PER RIGHT, AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]*


* The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

                               Rights Certificate

                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.


                  This certifies that _______________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of March 15, 1999 (the "Rights Agreement"), between Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the "Corporation"), and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company, as Rights Agent (the "Rights Agent"), to purchase from the Corporation at any time prior to 5:00 P.M. (New York City time) on April 5, 2009 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, nonassessable share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Corporation, at a purchase price of $125 per one one-thousandth of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights represented by this Rights Certificate (and the number of shares that may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of March 15, 1999, based on the Preferred Stock as constituted at such date. The Corporation reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

                  Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights represented by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person or an Affiliate or Associate of such Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

                  As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities that may be purchased upon the exercise of the Rights represented by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

                  This Rights Certificate is subject to all the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Corporation and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

                  This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date representing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a share of Preferred Stock as the Rights represented by the Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

                  Subject to the provisions of the Rights Agreement, the Rights represented by this Certificate may, in each case at the option of the Corporation, be (i) redeemed by the Corporation at its option at a redemption price of $.01 per Right or (ii) exchanged in whole or in part for shares of common stock, par value $.01 per share, of the Corporation and Class B Shares of beneficial interest, par value $.01 per share, of Starwood Hotels & Resorts, a Maryland real estate investment trust (the "Trust" and, together with the Corporation, "Starwood Hotels"), or other securities of Starwood Hotels. Immediately upon the action of the Board of Directors of the Corporation authorizing redemption, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

                  No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights represented hereby (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Corporation, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

                  No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Corporation that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights represented by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

                  This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned manually or by facsimile signature by the Rights Agent.

                  WITNESS the facsimile signature of the proper officers of the Corporation and its corporate seal.


Dated as of _______ __, ____



ATTEST:                                     STARWOOD HOTELS & RESORTS
                                            WORLDWIDE, INC.

____________________________                By:____________________________
         Secretary                               Name:
                                                 Title:



Countersigned:


ChaseMellon Shareholder Services, L.L.C.


By:____________________________
Name:
Title:

                  [Form of Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT

                   (To be executed by the registered holder if such holder desires to transfer the Rights
                                  Certificate.)



FOR VALUE RECEIVED _____________________________________________________________
hereby sells, assigns and transfers unto _______________________________________
________________________________________________________________________________
                  (Please print name and address of transferee) this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________ Attorney, to transfer the within Rights Certificate on the books of the within-named Corporation, with full power of substitution.

Dated: ___________________,              _______________________________________
                                         Signature

Signature Guaranteed:

                                   Certificate

                  The undersigned hereby certifies by checking the appropriate boxes that:

                  (1) this Rights Certificate [ ] is [ ] is not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

                  (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights represented by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ___________________,              _______________________________________
                                         Signature

Signature Guaranteed:

                                     NOTICE

                  The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.


                          FORM OF ELECTION TO PURCHASE
      (To be executed if holder desires to exercise Rights represented by the Rights Certificate.)

TO: STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

                  The undersigned hereby irrevocably elects to exercise ______ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Corporation or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares (or other securities) be issued in the name of and delivered to:

Please insert social security
or other identifying number: ______________________

________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________

                  If such number of Rights shall not be all the Rights represented by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number: ______________________

________________________________________________________________________________
                         (Please print name and address)
________________________________________________________________________________

Dated:  _______________,              __________________________________________
                                      Signature

Signature Guaranteed:

                                   Certificate

                  The undersigned hereby certifies by checking the appropriate boxes that:

                  (1) the Rights represented by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

                  (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights represented by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ________________,               _________________________________________
                                       Signature

Signature Guaranteed:


                                     NOTICE

                  The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                       Exhibit C



                  SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK


                  On March 15, 1999, Starwood Hotels & Resorts Worldwide, Inc. (the "Corporation") declared a dividend distribution of one Right for each outstanding share of the Company's common stock, par value $.01 per share ("Common Stock"), to stockholders of record at the Close of Business on April 5, 1999. Each Right entitles the registered holder to purchase from the Corporation one one-thousandth of a share (a "Preferred Fraction") of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Stock"), at a Purchase Price of $125 per Preferred Fraction, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of March 15, 1999 (the "Rights Agreement"), between the Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

                  Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights certificates will be distributed. The Rights will separate from the Common Stock and the Distribution Date will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date") or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group becomes an Acquiring Person) following the commencement of a tender offer or exchange offer which, if consummated, would result in a person or group beneficially owning 15% or more of the outstanding shares of Common Stock.

                  Until the Distribution Date, (i) the Rights will be represented by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after April 5, 1999, will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

                  Pursuant to the Rights Agreement, the Corporation reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

                  The Rights are not exercisable until the Distribution Date and will expire at the Close of Business on April 5, 2009, unless earlier redeemed by the Corporation as described below.

                  As soon as practicable after the Distribution Date, Rights certificates will be mailed to holders of record of the Common Stock as of the Close of Business on the Distribution Date and, thereafter, the separate Rights certificates alone will represent the Rights. Except as otherwise provided in the Rights Agreement, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

                  In the event that, at any time following the Distribution Date, a person or group becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, units ("Units") each such Unit consisting of one share of Common Stock and one Class B Share of beneficial interest, par value $.01 per share, of Starwood Hotels & Resorts, a Maryland real estate investment trust, having a value equal to two times the exercise price of the Right. If an insufficient number of Units is authorized for issuance, then the Board would be required to substitute cash, property or other securities of the Corporation for the Units. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (or by certain related parties) will be null and void. However, Rights are not exercisable following the occurrence of the event set forth in this paragraph until such time as the Rights are no longer redeemable by the Corporation as set forth below.

                  For example, at an exercise price of $125 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $250 worth of Units (or other consideration, as noted above) for $125. Assuming that each Unit had a value of $50 at such time, the holder of each valid Right would be entitled to purchase 5 Units for $125.

                  In the event that, at any time following the Stock Acquisition Date, (i) the Corporation is acquired in a merger or other business combination transaction in which the Corporation is not the surviving corporation, (ii) the Corporation is acquired in a merger or other business combination transaction in which the Corporation is the surviving corporation and all or part of the Common Stock is converted into securities of another entity, cash or other property or
(iii) 50% or more of the Corporation's assets or earning power is sold or transferred, each holder of a Right (except Rights that previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

                  The purchase price payable, and the number of Preferred Fractions or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights, options or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

                  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Preferred Fractions will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

                  At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock, the Corporation may exchange the Rights (other than Rights owned by such person or group, which will have become void), in whole or in part, at an exchange ratio of one Unit, or one one-thousandth of a share of Preferred Stock (or of a share of a class or series of the Corporation's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

                  In general, the Corporation may redeem the Rights in whole, but not in part, at a price of $.01 per Right (subject to adjustment and payable in cash, Units or other consideration deemed appropriate by the Board of Directors) at any time until ten days following the Stock Acquisition Date. Immediately upon the action of the Board of Directors authorizing any redemption, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

                  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Corporation, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not result in the recognition of taxable income by stockholders or the Corporation, stockholders may, depending upon the circumstances, recognize taxable income after a Triggering Event.

                  The terms of the Rights may be amended by the Board of Directors of the Corporation without the consent of the holders of the Rights, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

                  A copy of the Rights Agreement is available free of charge from the Rights Agent. This description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.



                                       C-3